Exhibit 10.138

Epiphany Property Holdings, LLC

C/O Masterpiece Property Management • 5429 Satin Leaf Ct. • Sanford, FL 32771

(407) 461-4118

1. Amendment to Lease

1.1 AMENDMENT

THIS AMENDMENT TO LEASE made and enacted this 18th day of June, 2021, by and between Epiphany Property Holdings, L.L.C., hereinafter referred to as “Landlord,” and The Executive Group, Inc., hereinafter referred to as “Tenant”; joined by Reinaldo Zapata and all Personal Guarantors.

1.2 WITNESSETH:

WHEREAS, Landlord leased the premises at 1805 W. Colonial Drive, Suite B-1, Orlando, FL 32804 to Tenant pursuant to a certain Lease dated May 14, 2014, amended this 16th day of June, 2021, hereinafter referred to as the “Lease,” the premises being more particularly described therein; and WHEREAS, the Original Lease and the Personal Guaranty to Lease dated May 14, 2014 are collectively referred to herein as the “Current Lease.” WHEREAS, Landlord wishes to amend the Lease and Tenant wishes to do the same; therefore, Landlord and Tenant agree to amend the Lease as follows:

1.3 TERM:

1.	The Lease shall be amended as follows: the term of the lease shall be extended for a period of three (3) years, commencing September 1, 2021 and expiring August 31, 2024. Lease rates shall be amended as follows:

●	September 1, 2021 thru August 31, 2022 = $1,425.00/month + Sales/Use Taxes
●	September 1, 2022 thru August 31, 2023 = $1500.00/month + Sales/Use Taxes
●	September 1, 2023 thru August 31, 2024 = $1575.00/month + Sales/Use Taxes

The additional term(s) shall commence on the day immediately succeeding the expiration date of the current lease term.

1.4 RENT AND LATE FEE CHARGES:

The Lease shall be amended as follows:

The term “rent” as used in the Lease shall mean and include Base Rent and all other sums payable hereunder to Landlord. All rent shall be paid to Landlord at the address listed herein or at such other place or to such other person as Landlord may from time to time direct in writing, or as is otherwise provided herein, in lawful money of the United States of America. Rent is due on the FIRST day of each month and considered late after the THIRD day of the month. In the event Tenant fails to make any such payment when the same becomes due, then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of nonpayment of rent, Landlord shall be entitled to recover from Tenant the greater of 10% of the amount due or $150.00, whichever is greater, to reimburse Landlord for its overhead and administration charges in connection with such late payment. Tenant acknowledges that these charges are fair and reasonable. Tenant will also pay to Landlord on demand, interest at the rate of 18% per annum (or the highest rate permitted by applicable law, whichever is lower) on all overdue installments of rent and on overdue amounts relating to obligations which Landlord shall have paid on behalf of Tenant, in each case from the due date thereof until paid in full. If any check tendered by Tenant in payment of any sum due pursuant to this Lease shall be returned for insufficient funds or for any other reason not the fault of Landlord, then Tenant shall pay to Landlord, a processing fee equal to the greater of: (i) $40.00; or (ii) five percent (5%) of the face amount of the returned check, not to exceed the maximum amount permitted by law. Should Tenant’s check be returned or dishonored on more than one occasion during the Term of this Lease (or any renewal or extension thereof), the, from and after the dishonor or return of the second of Tenant’s checks, all subsequent payments due hereunder during the remainder of the Term of this Lease (and all renewals and/or extensions thereof) shall, at Landlord’s option, be tendered to Landlord by certified or cashier’s check.

1.5 NOTICE TO VACATE:

Tenant shall provide to Landlord ninety (90) days written notice prior to the expiration of this lease agreement. Time is of the essence to comply with this notice requirement.

1.6 HOLDING OVER:

If Tenant remains in possession after expiration of the term, with Landlord’s acquiescence and without any written agreement between the parties, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at 150% of the then current rental rate for the entire holdover period and there shall be no renewal of this Lease by operation of law. Nothing in this paragraph shall be construed as consent by Landlord to the possession of the premises by tenant after the expiration of the term.

1.7 LEASE PROVISIONS:

Except for the TERMS noted above in Section 1.3, the Sales and Use Taxes imposed by the State of Florida and Orange County, and the provisions noted in Sections 1.4-1.7 of this Amendment to the Lease, All other terms and provisions of the original dated May 14, 2014 shall remain in full force and effect.

1.8 ACCEPTANCE OF AMENDMENT TO LEASE:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the date first above written, each party being duly authorized to do so.

By signing below, you acknowledge and agree to the terms in Section 1.

X

Lessee

Epiphany Property Holdings, LLC

C/O Masterpiece Property Management • 5429 Satin Leaf Ct. • Sanford, FL 32771

(407) 461-4118

2. Sign and Accept

2.1 ACCEPTANCE OF LEASE

This is a legally binding document. By typing your name, you are consenting to use electronic means to (i) sign this contract (ii) accept addenda. You can access and download this contract at any time in your portal.

X

Lessee

X

Lessor

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